Exhibit 99.1

Hologic Announces Financial Results for Second Quarter of Fiscal 2022

– Revenue of $1.436 Billion, GAAP Diluted EPS of $1.80, and Non-GAAP Diluted EPS of $2.07 All Significantly Ahead of Expectations –

– Company Again Increases Full-Year Revenue and EPS Guidance –

MARLBOROUGH, Mass.--(BUSINESS WIRE)--April 27, 2022--Hologic, Inc. (Nasdaq: HOLX) announced today the Company’s financial results for the fiscal second quarter ended March 26, 2022.

“In our second quarter of fiscal 2022, Hologic posted strong financial results that significantly exceeded our guidance on both the top and bottom lines,” said Steve MacMillan, the Company’s chairman, president and chief executive officer. “We continued to generate robust profitability and cash flows in the quarter and our balance sheet is stronger than ever. In this challenging macro environment, the health and diversity of our base businesses, plus our diagnostic testing for COVID-19, give us incredible confidence and excitement that we are building a stronger company for the long-term.”

Recent Highlights

  Revenue of $1.436 billion decreased (6.6%) for the quarter, or (5.2%) in constant currency, primarily driven by lower sales of COVID-19 assays compared to the prior year period. Revenue, however, was significantly higher than the Company’s guidance of $1.25 to $1.3 billion provided last quarter.
  Excluding revenue from COVID-19, organic revenue declined (1.6%) on a constant currency basis primarily due to the previously discussed impact of semiconductor chip shortages in the Breast Health division and the negative impact of the COVID-19 Omicron variant on healthcare utilization early in the quarter.
  Global diagnostics revenue decreased (7.3%), or (5.6%) in constant currency, primarily driven by lower sales of COVID-19 assays compared to the prior year period and reduced healthcare utilization resulting from the COVID-19 Omicron variant. Excluding COVID-19 revenues, global diagnostics revenue grew 4.0% on an organic, constant currency basis. Similarly, global molecular diagnostics revenue declined (7.8%), or (6.1%) in constant currency, yet grew 6.9% on an organic, constant currency basis excluding COVID-19 revenues.
  Global revenue for the Company’s Breast Health division declined (7.7%), or (6.8%) in constant currency, as expected, primarily due to semiconductor chip shortages.
  Global revenue for the Company’s GYN Surgical division grew 2.7%, or 3.5% in constant currency, less than forecasted, as the COVID-19 Omicron variant reduced procedure volumes in the first two months of the period.
  Cash flow from operations was exceptionally strong in the second quarter at $1,062.2 million, including tax refunds of $418 million. The Company repurchased 2.9 million shares of its stock for $200 million in the period.
  Launched national advertising campaign, which ran during the Super Bowl and Winter Olympics, and highlighted the need for women to make their health a priority.
  Partnered with the Women’s Tennis Association (WTA) as the global title sponsor of the WTA Tour. The multi-year alliance aims to achieve significant progress through a shared vision of greater wellness and equality for women.
  Bolder Surgical, a recently acquired business providing advanced energy vessel sealing surgical devices, was recognized on Fast Company’s annual list of the World’s Most Innovative Companies.
  Biotheranostics’ Breast Cancer Index, a proprietary molecular test to help guide extended endocrine therapy decisions, now included in American Society of Clinical Oncology (ASCO) Clinical Practice Guideline.

Key financial results for the fiscal second quarter are shown in the table below.

	GAAP			Non-GAAP
	Q2’22	Q2’21	Change Increase (Decrease)	Q2’22	Q2’21	Change Increase (Decrease)
Revenues	$1,435.7	$1,537.6	(6.6%)	$1,435.7	$1,537.6	(6.6%)
Gross Margin	65.9%	70.6%	(470 bps)	71.0%	75.0%	(400 bps)
Operating Expenses	$352.5	$289.0	22.0%	$338.2	$277.7	21.8%
Operating Margin	41.4%	51.8%	(1,040 bps)	47.4%	56.9%	(950 bps)
Net Margin	31.7%	40.3%	(860 bps)	36.5%	43.8%	(730 bps)
Diluted EPS	$1.80	$2.38	(24.4%)	$2.07	$2.59	(20.1%)

Throughout this press release, all dollar figures are in millions, except EPS, unless otherwise noted. Some totals may not foot due to rounding. Unless otherwise noted, all results are compared to the corresponding prior year period. Non-GAAP results exclude certain cash and non-cash items as discussed under “Use of Non-GAAP Financial Measures.” Constant currency percentage changes show current period revenue results as if the foreign exchange rates were the same as those in the prior year period. Organic revenue excludes the divested Blood Screening business, as well as the acquired Biotheranostics, Diagenode, Mobidiag and Bolder businesses. Revenue from acquired businesses is generally included in organic revenue starting a year after the acquisition.

Revenue Detail
			Increase (Decrease)
$ in millions	Q2’22	Q2’21	Global Reported Change	Global Constant Currency Change	U.S. Reported Change	International Reported Change	International Constant Currency Change
Diagnostics
Cytology and Perinatal	$115.4	$117.2	(1.5%)	(0.1%)	(6.1%)	7.1%	11.5%
Molecular Diagnostics	$862.5	$935.3	(7.8%)	(6.1%)	(8.5%)	(6.3%)	(1.4%)
Blood Screening	$9.2	$12.0	(23.3%)	(23.3%)	(23.3%)	N/A	N/A
Total Diagnostics	$987.1	$1,064.5	(7.3%)	(5.6%)	(8.5%)	(4.8%)	0.1%
Organic Diagnostics ex. COVID-19	$290.4	$282.5	2.8%	4.0%	(0.8%)	12.9%	17.4%

Breast Health
Breast Imaging	$245.0	$269.9	(9.2%)	(8.2%)	(5.4%)	(19.8%)	(16.1%)
Interventional Breast Solutions	$65.4	$66.4	(1.5%)	(0.7%)	(5.0%)	15.5%	19.5%
Total Breast Health	$310.4	$336.3	(7.7%)	(6.8%)	(5.3%)	(14.9%)	(11.2%)

GYN Surgical	$117.3	$114.2	2.7%	3.5%	2.4%	3.9%	8.1%

Skeletal Health	$20.9	$22.6	(7.5%)	(6.2%)	(2.0%)	(16.5%)	(13.2%)

Total	$1,435.7	$1,537.6	(6.6%)	(5.2%)	(6.7%)	(6.4%)	(1.8%)
Organic (definition above)	$1,393.8	$1,518.2	(8.2%)	(6.8%)	(8.0%)	(8.6%)	(3.9%)
Organic ex. COVID-19	$736.2	$755.6	(2.6%)	(1.6%)	(2.7%)	(2.2%)	1.9%

Other Financial Highlights

  U.S. revenue of $992.4 million decreased (6.7%). International revenue of $443.3 million decreased (6.4%), or (1.8%) in constant currency. Organically, U.S. revenue of $963.2 million decreased (8.0%), while international revenue of $430.6 million decreased (8.6%), or (3.9%) in constant currency.
  GAAP gross margin of 65.9% decreased (470) basis points. Non-GAAP gross margin of 71.0% decreased (400) basis points. The decrease in gross margin was primarily due to a decline in COVID-19 assay sales compared to the prior year period.
  GAAP operating margin of 41.4% decreased (1,040) basis points. Non-GAAP operating margin of 47.4% decreased (950) basis points. The decrease in operating margin was primarily due to a decline in COVID-19 assay sales compared to the prior year period.
  GAAP net income attributable to Hologic of $455.7 million decreased (26.5%). Non-GAAP net income attributable to Hologic of $524.2 million decreased (22.2%). Adjusted non-GAAP earnings before interest, taxes, depreciation and amortization (EBITDA) was $703.6 million, a decrease of (21.5%).
  COVID-19 revenues, which consist of COVID-19 assay revenue of $584.1 million and other COVID-19 related revenue and revenue from discontinued products of $73.5 million, decreased (13.8%), or (11.9%) in constant currency.
  Total principal debt outstanding at the end of the second quarter was $3.1 billion. The Company ended the quarter with cash and equivalents of $2.3 billion, and a net leverage ratio (net debt over adjusted EBITDA) of 0.3.
  On a trailing 12 months basis, adjusted Return on Invested Capital (ROIC) of 27.4% decreased (600) basis points compared to the prior year period.

Financial Guidance for the Third Quarter and Full-Year Fiscal 2022

“We are again raising our full-year revenue and EPS guidance,” said Karleen Oberton, Hologic’s chief financial officer. “Further, our pristine balance sheet provides us tremendous strength in these still uncertain times.”

Hologic’s financial guidance for the third quarter and full year 2022 is shown in the table below. The guidance is based on a full year non-GAAP tax rate of approximately 21.0%, and diluted shares outstanding of 255 million for the full year. Constant currency guidance assumes that foreign exchange rates are the same in fiscal 2022 as in fiscal 2021. Organic revenue guidance is in constant currency and excludes the divested Blood Screening business. Revenue from acquired businesses is generally included in organic revenue guidance starting a year after the acquisition. Therefore, in fiscal 2022, Biotheranostics and Diagenode will become part of organic revenue in the fiscal third quarter, Mobidiag will become part of organic revenue in the fiscal fourth quarter, and Bolder is excluded from organic revenue for the full year.

	Current Guidance				Previous Guidance
	Guidance $	Reported % Increase (Decrease)	Constant Currency % Increase (Decrease)	Organic % Increase (Decrease)	Guidance $
Fiscal 2022
Revenue	$4,600 - $4,700	(18.3%) to (16.6%)	(17.2%) to (15.4%)	(18.3%) to (16.5%)	$4,400 - $4,550
GAAP EPS	$4.36 - $4.56	(39.5%) to (36.8%)			$3.80 - $4.10
Non-GAAP EPS	$5.45 - $5.65	(35.2%) to (32.8%)			$4.90 - $5.20

Q3 2022
Revenue	$875 - $915	(25.1%) to (21.7%)	(23.4%) to (19.9%)	(23.6%) to (20.1%)
GAAP EPS	$0.39 - $0.44	(62.5%) to (57.7%)
Non-GAAP EPS	$0.67 - $0.72	(49.6%) to (45.9%)

Use of Non-GAAP Financial Measures

The Company has presented the following non-GAAP financial measures in this press release: constant currency revenues; organic revenues; organic revenues excluding COVID related revenues, non-GAAP gross margin; non-GAAP operating expenses; non-GAAP operating margin; non-GAAP effective tax rate; non-GAAP net income; non-GAAP net margin; non-GAAP EPS; and adjusted EBITDA. Organic revenue excludes the divested Blood Screening business, as well as the acquired Biotheranostics, Diagenode, Mobidiag, and Bolder businesses. Revenue from acquired businesses is generally included in organic revenue starting a year after the acquisition. Organic revenue excluding COVID-19 is organic revenue less COVID assay revenue, COVID-related sales of instruments, collection kits and ancillaries, as well as license revenue, and discontinued products. The Company defines its non-GAAP net income, EPS, and other non-GAAP financial measures to exclude, as applicable: (i) the amortization of intangible assets and impairment of goodwill, intangible assets and equipment; (ii) adjustments to record contingent consideration at fair value; (iii) additional expenses resulting from the purchase accounting adjustment to record inventory at fair value; (iv) restructuring and divestiture charges and facility closure and consolidation charges, including accelerated depreciation, and costs incurred to integrate acquisitions (including retention, transaction bonuses, legal and professional consulting services) and separate divested businesses from existing operations; (v) expenses related to the divested Cynosure business incurred subsequent to the disposition date primarily related to indemnification provisions for legal and tax matters; (vi) transaction related expenses for divestitures and acquisitions; (vii) third-party expenses incurred related to implementing the European MDR/IVDR requirements and obtaining the appropriate approvals for its existing products; (viii) debt extinguishment losses and related transaction costs; (ix) the unrealized (gains) losses on the mark-to-market of foreign currency contracts for which the Company has not elected hedge accounting; (x) litigation settlement charges (benefits) and non-income tax related charges (benefits); (xi) other-than-temporary impairment losses on investments and realized gains and losses resulting from the sale of investments; (xii) the one-time discrete impacts related to internal restructurings and non-operational items; (xiii) other one-time, non-recurring, unusual or infrequent charges, expenses or gains that may not be indicative of the Company's core business results; and (xiv) income taxes related to such adjustments. The Company defines adjusted EBITDA as its non-GAAP net income plus net interest expense, income taxes, and depreciation and amortization expense included in its non-GAAP net income.

These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP. The Company's definition of these non-GAAP measures may differ from similarly titled measures used by others.

The non-GAAP financial measures used in this press release adjust for specified items that can be highly variable or difficult to predict. The Company generally uses these non-GAAP financial measures to facilitate management's financial and operational decision-making, including evaluation of Hologic's historical operating results, comparison to competitors' operating results and determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company's operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting Hologic's business.

Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company's reported results of operations, management strongly encourages investors to review the Company's consolidated financial statements and publicly filed reports in their entirety. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.

Conference Call and Webcast

Hologic’s management will host a conference call at 4:30 p.m. ET today to discuss its financial results for the second quarter of fiscal 2022. Interested participants may listen to the call by dialing 800-289-0720 (in the U.S. and Canada) or +1 323-701-0160 (for international callers) and referencing access code 1667821. Participants may also click here to join. Participants should dial in 5-10 minutes before the call begins. A replay will be available approximately two hours after the call ends through Friday, May 27, 2022. The replay numbers are 888-203-1112 (U.S.) or +1 719-457-0820 (international), access code 1667821, PIN 3270. The Company will also provide a live webcast of the call at investors.hologic.com.

About Hologic, Inc.

Hologic, Inc. is an innovative medical technology company primarily focused on improving women's health and well-being through early detection and treatment. For more information on Hologic, visit www.hologic.com.

Hologic and associated logos are trademarks and/or registered trademarks of Hologic, Inc. and/or its subsidiaries in the United States and/or other countries.

Forward-Looking Statements

This news release contains forward-looking information that involves risks and uncertainties, including statements about the Company’s plans, objectives, expectations and intentions. Such statements include, without limitation: financial or other information based upon or otherwise incorporating judgments or estimates relating to future performance, events or expectations; the Company’s strategies, positioning, resources, capabilities, and expectations for future performance; and the Company's outlook and financial and other guidance. These forward-looking statements are based upon assumptions made by the Company as of the date hereof and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated.

Risks and uncertainties that could adversely affect the Company’s business and prospects, and otherwise cause actual results to differ materially from those anticipated, include without limitation: the severity and duration of the COVID-19 pandemic and its impact on the U.S. healthcare system, the U.S. economy and worldwide economy; the timing, scope and effect of further U.S. and international governmental, regulatory, fiscal, monetary and public health responses to the COVID-19 pandemic; disruption of supply chains, including the availability of critical raw materials and components, including semiconductor chips, or more commonly referred to as chips, as well as cost inflation in materials, packaging and transportation; manufacturing risks, including the Company’s reliance on a single or limited source of supply for key components, the need to comply with especially high standards for the manufacture of many of its products and risks associated with utilizing third party manufacturers; continued demand for the Company’s COVID-19 TMA assay; the Company’s ability to manufacture, on a scale necessary to meet demand, its COVID-19 TMA assay as well as the Panther systems on which the assay runs; U.S., European and general worldwide economic conditions, trade relations, and related uncertainties; the Company’s ability to predict accurately the demand for its products, and products under development, and to develop strategies to address its markets successfully; the ability of the Company to successfully manage leadership and organizational changes, including the ability of the Company to attract, motivate and retain key employees and maintain engagement and efficiency in remote work environments; the Company’s reliance on third-party reimbursement policies to support the sales and market acceptance of its products, including the possible adverse impact of government regulation and changes in the availability and amount of reimbursement and uncertainties for new products or product enhancements; changes to applicable laws and regulations, including tax laws, global health care reform, and import/export trade laws; changes in guidelines, recommendations and studies published by various organizations that could affect the use of the Company’s products; uncertainties inherent in the development of new products and the enhancement of existing products, including FDA approval and/or clearance and other regulatory risks, technical risks, cost overruns and delays; the risk that products may contain undetected errors or defects or otherwise not perform as anticipated; risks associated with strategic alliances and the ability of the Company to realize anticipated benefits of those alliances; risks associated with acquisitions, including, without limitation, the Company’s ability to successfully integrate acquired businesses, the risks that the acquired businesses may not operate as effectively and efficiently as expected even if otherwise successfully integrated, and the risks that acquisitions may involve unexpected costs or unexpected liabilities; the risks of conducting business internationally; the risk of adverse exchange rate fluctuations on the Company’s international activities and businesses; the early stage of market development for certain of the Company’s products; the Company’s leverage risks, including the Company’s obligation to meet payment obligations and financial covenants associated with its debt; cybersecurity risks; risks related to the use and protection of intellectual property; expenses, uncertainties and potential liabilities relating to litigation, including, without limitation, commercial, intellectual property, employment and product liability litigation; technical innovations that could render products marketed or under development by the Company obsolete; and competition.

The risks included above are not exhaustive. Other factors that could adversely affect the Company's business and prospects are described in the filings made by the Company with the SEC, including its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements presented herein to reflect any change in expectations or any change in events, conditions or circumstances on which any such statements are based.

SOURCE: Hologic, Inc.

HOLOGIC, INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited) (In millions, except number of shares, which are reflected in thousands, and per share data)

	Three Months Ended		Six Months Ended
	March 26, 2022	March 27, 2021	March 26, 2022	March 27, 2021

Revenues:
Product	$1,268.2	$1,378.8	$2,571.6	$2,834.2
Service and other	167.5	158.8	335.3	313.2
Total revenues	1,435.7	1,537.6	2,906.9	3,147.4

Cost of revenues:
Product	322.6	300.7	640.7	585.2
Amortization of acquired intangible assets	72.3	64.5	147.2	126.1
Service and other	94.2	86.6	186.1	170.0

Gross profit	946.6	1,085.8	1,932.9	2,266.1

Operating expenses:
Research and development	69.5	71.5	142.3	130.7
Selling and marketing	171.4	131.5	318.7	259.5
General and administrative	100.5	88.9	218.5	180.4
Amortization of acquired intangible assets	11.3	10.2	22.1	20.4
Contingent consideration fair value adjustments	—	(14.7)	(4.1)	(10.1)
Restructuring and divestiture charges	(0.2)	1.6	—	3.0
Total operating expenses	352.5	289.0	697.5	583.9

Income from operations	594.1	796.8	1,235.4	1,682.2
Interest income	0.8	0.3	1.2	0.7
Interest expense	(22.6)	(21.3)	(48.3)	(49.3)
Debt extinguishment loss	—	—	(0.7)	(21.6)
Other income, net	2.1	4.7	8.7	0.9

Income before income taxes	574.4	780.5	1,196.3	1,612.9
Provision for income taxes	118.7	161.1	241.4	340.1

Net income	$455.7	$619.4	$954.9	$1,272.8

Net loss attributable to noncontrolling interest	—	(0.5)	—	(1.5)
Net income attributable to Hologic	$455.7	$619.9	$954.9	$1,274.3

Net income per common share attributable to Hologic:
Basic	$1.81	$2.40	$3.78	$4.93
Diluted	$1.80	$2.38	$3.75	$4.88

Weighted average number of shares outstanding:
Basic	251,574	258,473	252,537	258,539
Diluted	253,658	260,749	254,864	261,267

HOLOGIC, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (In millions)

	March 26, 2022	September 25, 2021
ASSETS

Current assets:
Cash and cash equivalents	$2,290.8	$1,170.3
Accounts receivable, net	813.0	942.7
Inventories	526.1	501.2
Other current assets	251.5	554.5
Total current assets	3,881.4	3,168.7

Property, plant and equipment, net	506.9	564.7
Goodwill and intangible assets, net	4,869.2	4,940.8
Other assets	257.0	245.7
Total assets	$9,514.5	$8,919.9

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$256.2	$313.0
Accounts payable and accrued liabilities	843.9	815.8
Deferred revenue	205.0	198.0
Total current liabilities	1,305.1	1,326.8

Long-term debt, net of current portion	2,813.4	2,712.2
Deferred income taxes	232.1	250.5
Other long-term liabilities	371.2	411.8
Total stockholders' equity	4,792.7	4,218.6
Total liabilities and stockholders’ equity	$9,514.5	$8,919.9

HOLOGIC, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (In millions)

	Six Months Ended
	March 26, 2022	March 27, 2021
OPERATING ACTIVITIES
Net income	$954.9	$1,272.8
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	44.9	41.5
Amortization of acquired intangibles	169.2	146.5
Stock-based compensation expense	36.5	35.6
Deferred income taxes	(41.5)	(23.5)
Debt extinguishment loss	0.7	21.6
Other adjustments and non-cash items	18.7	18.9
Changes in operating assets and liabilities, excluding the effect of acquisitions:
Accounts receivable	101.6	(171.4)
Inventories	(26.4)	(46.0)
Prepaid income taxes	(6.4)	(46.6)
Prepaid expenses and other assets	355.3	(36.7)
Accounts payable	9.1	32.8
Accrued expenses and other liabilities	2.9	(50.1)
Deferred revenue	6.9	6.8
Net cash provided by operating activities	1,626.4	1,202.2
INVESTING ACTIVITIES
Acquisition of businesses, net of cash acquired	(158.4)	(440.0)
Capital expenditures	(36.1)	(62.8)
Proceeds from the Department of Defense	58.7	11.1
Increase in equipment under customer usage agreements	(33.8)	(27.8)
Purchase of intellectual property	—	(6.5)
Other activity	5.2	(2.1)
Net cash used in investing activities	(164.4)	(528.1)
FINANCING ACTIVITIES
Proceeds from long-term debt, net of issuance costs	1,491.2	—
Repayment of long-term debt	(1,387.5)	(37.5)
Proceeds from senior notes, net of issuance costs	—	936.3
Repayment of senior notes	—	(970.8)
Repayments under revolving credit line	—	(250.0)
Payment of contingent consideration	(12.2)	—
Payment of acquired long-term debt	(63.6)	—
Repurchases of common stock	(367.0)	(221.4)
Proceeds from issuance of common stock pursuant to employee stock plans	17.3	33.6
Payment of minimum tax withholdings on net share settlements of equity awards	(22.5)	(46.7)
Payments under finance lease obligations	(1.7)	(0.9)
Net cash used in financing activities	(346.0)	(557.4)
Effect of exchange rate changes on cash and cash equivalents	4.5	(1.3)
Net increase in cash and cash equivalents	1,120.5	115.4
Cash and cash equivalents, beginning of period	1,170.3	701.0
Cash and cash equivalents, end of period	$2,290.8	$816.4

HOLOGIC, INC. RECONCILIATION OF GAAP TO NON-GAAP RESULTS (Unaudited) (In millions, except earnings per share and margin percentages)

	Three Months Ended		Six Months Ended
	March 26, 2022	March 27, 2021	March 26, 2022	March 27, 2021
Consolidated GAAP Revenue	$1,435.7	$1,537.6	$2,906.9	$3,147.4
Less: Blood Screening revenue	(9.2)	(12.0)	(15.6)	(20.1)
Less: Revenue from Biotheranostics, Diagenode, Mobidiag and Bolder	(32.7)	(7.4)	(66.8)	(7.5)
Organic Revenue	$1,393.8	$1,518.2	$2,824.5	$3,119.8
Less: COVID19 Assays	(584.1)	(679.7)	$(1,106.9)	$(1,425.1)
Less: COVID19 Related revenue *	(71.2)	(78.7)	$(136.0)	$(156.2)
Less: Discontinued Product revenue	(2.3)	(4.2)	(4.5)	(9.4)
Organic Revenue excluding Covid benefit revenues	$736.2	$755.6	$1,577.1	$1,529.1
*	Revenues related to COVID assay sales for instruments, collection kits and ancillaries, as well as license revenue related to COVID assay sales
Gross Profit:
GAAP gross profit	$946.6	$1,085.8	$1,932.9	$2,266.1
Adjustments:
Amortization of acquired intangible assets (1)	72.3	64.5	147.2	126.1
Integration/consolidation costs (7)	—	0.6	—	1.0
Fair value write-up of acquired inventory sold (10)	—	2.3	—	3.2
Non-GAAP gross profit	$1,018.9	$1,153.2	$2,080.1	$2,396.4

Gross Margin Percentage:
GAAP gross margin percentage	65.9%	70.6%	66.5%	72.0%
Impact of adjustments above	5.1%	4.4%	5.1%	4.1%
Non-GAAP gross margin percentage	71.0%	75.0%	71.6%	76.1%

Operating Expenses:
GAAP operating expenses	$352.5	$289.0	$697.5	$583.9
Adjustments:
Amortization of acquired intangible assets (1)	(11.3)	(10.2)	(22.1)	(20.4)
Transaction expenses (2)	(0.1)	(4.5)	(0.9)	(5.0)
MDR expenses (8)	(1.9)	(2.4)	(3.9)	(4.4)
Contingent consideration adjustments (5)	—	14.7	4.1	10.1
Purchased research and development asset charge (14)	—	(7.0)	—	(7.0)
Integration/consolidation costs (7)	(2.3)	(3.6)	(3.2)	(5.3)
Restructuring and divestiture charges (7)	0.2	(1.6)	—	(3.0)
Non-income tax benefit, net (6)	1.1	3.3	0.5	3.3
Non-GAAP operating expenses	$338.2	$277.7	$672.0	$552.2

Operating Margin:
GAAP income from operations	$594.1	$796.8	$1,235.4	$1,682.2
Adjustments to gross profit as detailed above	72.3	67.4	147.2	130.3
Adjustments to operating expenses as detailed above	14.3	11.3	25.5	31.7
Non-GAAP income from operations	$680.7	$875.5	$1,408.1	$1,844.2

Operating Margin Percentage:
GAAP income from operations margin percentage	41.4%	51.8%	42.5%	53.4%
Impact of adjustments above	6.0%	5.1%	5.9%	5.2%
Non-GAAP operating margin percentage	47.4%	56.9%	48.4%	58.6%

Pre-Tax Income:
GAAP pre-tax income	$574.4	$780.5	$1,196.3	$1,612.9
Adjustments to pre-tax earnings as detailed above	86.6	78.7	172.7	162.0
Debt extinguishment losses (4)	—	—	0.7	21.6
Debt transaction costs (13)	—	—	1.8	5.8
Equity method investment write-off (3)	—	—	4.3	—
Gain on life insurance proceeds (15)	(2.3)	—	(2.3)	—
Unrealized losses (gains) on foreign currency contracts (9)	0.4	(4.6)	(7.8)	9.4
Non-GAAP pre-tax income	$659.1	$854.6	$1,365.7	$1,811.7

Net Income Attributable to Hologic:
GAAP net income	$455.7	$619.4	$954.9	$1,272.8
Adjustments:
Amortization of acquired intangible assets (1)	83.6	74.7	169.3	146.5
Restructuring and integration/consolidation costs (7)	2.1	5.8	3.2	9.3
MDR expenses (8)	1.9	2.4	3.9	4.4
Purchased research and development asset charge (14)	—	7.0	—	7.0
Acquisition related expenses and adjustments (2) (10)	0.1	6.8	0.9	8.2
Contingent consideration adjustments (5)	—	(14.7)	(4.1)	(10.1)
Debt extinguishment losses and transaction costs (4) (13)	—	—	2.5	27.4
Non-income tax benefit, net (6)	(1.1)	(3.3)	(0.5)	(3.3)
Non-operating charges (benefit) (3) (9) (15)	(1.9)	(4.6)	(5.8)	9.4
Income tax effect of reconciling items (11)	(16.2)	(20.3)	(45.4)	(49.5)
Non-GAAP net income	$524.2	$673.2	$1,078.9	$1,422.1
Net loss attributable to non-controlling interest	—	(0.9)	—	(1.6)
Net income attributable to Hologic	$524.2	$674.1	$1,078.9	$1,423.7

Net Income Percentage:
GAAP net income percentage	31.7%	40.3%	32.8%	40.4%
Impact of adjustments above	4.8%	3.5%	4.3%	4.8%
Non-GAAP net income attributable to Hologic percentage	36.5%	43.8%	37.1%	45.2%

Earnings Per Share Attributable to Hologic:
GAAP earnings per share - Diluted	$1.80	$2.38	$3.75	$4.88
Adjustment to net income (as detailed above)	0.27	0.21	0.48	0.57
Non-GAAP earnings per share – diluted (12)	$2.07	$2.59	$4.23	$5.45

Adjusted EBITDA:
Non-GAAP net income	$524.2	$674.1	$1,078.9	$1,423.7
Interest expense, net, not adjusted above	21.8	21.0	45.3	42.8
Provision for income taxes	134.9	181.3	286.8	389.5
Depreciation expense, not adjusted above	22.7	20.3	44.9	41.4
Adjusted EBITDA	$703.6	$896.7	$1,455.9	$1,897.4

Explanatory Notes to Reconciliations:

(1)	To reflect non-cash expenses attributable to the amortization of acquired intangible assets.
(2)

To reflect expenses with third parties related to acquisitions and divestitures prior to when such transactions are completed. These expenses primarily comprise broker fees, legal fees, and consulting and due diligence fees.

(3)	To write off an equity method investment acquired in the Mobidiag acquisition.
(4)	To reflect a debt extinguishment loss from refinancing the Credit Agreement in first quarter of fiscal 2022 and the refinancing of the 2025 Senior Notes during fiscal 2021.
(5)	To reflect adjustments to the estimated contingent consideration liability related to the Acessa Health acquisition, which is payable upon meeting defined revenue growth metrics.
(6)	To reflect the impact of non-income tax matters primarily related to settling prior years' audit matters and from a statute of limitations expiration.
(7)

To reflect restructuring and divestiture charges, and certain costs associated with the Company’s integration and facility consolidation plans, which primarily include retention and transfer costs, as well as costs incurred to integrate acquisitions and dispose businesses, including consulting, legal, tax and accounting fees. In addition, this category includes additional expenses incurred related to the Cynosure disposition, settlements of litigation and indemnification provisions for legal and tax matters that existed as of the date of disposition.

(8)

To reflect the exclusion of third-party expenses incurred to obtain compliance with the European Medical Device Regulation requirement for the Company's existing products for which it already has FDA approval and/or CE mark.

(9)	To reflect non-cash unrealized gains and losses on the mark-to market on outstanding forward foreign currency contracts, which do not qualify for hedge accounting.
(10)	To reflect the fair value step up of inventory sold during the period related to the Acessa Health and Somatex acquisitions in fiscal 2021.
(11)	To reflect an estimated annual effective tax rate of 21.0% for fiscal 2022 and 21.5% for fiscal 2021.
(12)

Non-GAAP earnings per share was calculated based on 253,658 and 254,864 weighted average diluted shares outstanding for the three and six months ended March 26, 2022 and 260,749 and 261,267 weighted average diluted shares outstanding for the three and six months ended March 27, 2021, respectively.

(13)

To reflect the amount of debt issuance costs recorded directly to interest expense as a result of refinancing the Credit Agreement in first quarter of fiscal 2022 and the refinancing of the 2025 Senior Notes during fiscal 2021.

(14)	To reflect the purchase of intangible assets used in a research and development project that has no future alternative use.
(15)	To reflect a gain on life insurance proceeds received during the second quarter of fiscal 2022.
Reconciliation of GAAP to non-GAAP EPS Guidance:

	Guidance Range		Guidance Range
	Quarter Ending June 25, 2022		Year Ending September 24, 2022
	Low	High	Low	High
GAAP Net Income Per Share	$0.39	$0.44	$4.36	$4.56
Amortization of acquired intangible assets	0.33	0.33	1.33	1.33
Restructuring, Integration and Other charges	0.02	0.02	0.05	0.05
Tax Impact of Exclusions	(0.07)	(0.07)	(0.29)	(0.29)
Non-GAAP Net Income Per Share	$0.67	$0.72	$5.45	$5.65
Trailing Twelve Months ended March 26, 2022
Return on Invested Capital:

Adjusted Net Operating Profit After Tax
Non-GAAP net income attributable to Hologic	$1,839.4
Non-GAAP provision for income taxes	495.0
Non-GAAP interest expense	90.7
Non-GAAP other income	4.9
Adjusted net operating profit before tax	$2,430.0
Non-GAAP average effective tax rate (1)	21.2%
Adjusted net operating profit after tax	$1,914.6

Average Net Debt plus Average Stockholders’ Equity (2)
Average total debt	$2,908.3
Less: Average cash and cash equivalents	(1,553.6)
Average net debt	$1,354.7
Average stockholders’ equity (3)	5,644.7
Average net debt plus average stockholders’ equity	$6,999.4

Adjusted ROIC
Adjusted ROIC (adjusted net operating profit after tax above divided by average net debt plus average stockholders’ equity)	27.4%

(1)

ROIC is presented on a TTM basis; non-GAAP effective tax rate for the three months ended June 26, 2021 was 21.5%, the three months ended September 25, 2021 was 21.5%, the three months ended December 25, 2021 was 21.5% and the three months ended March 26, 2022 was 20.46%.

(2)	Calculated using the average of the balances as of March 26, 2022 and March 27, 2021.
(3)

Adjusted (increased) to eliminate the effect of the impairment of intangible assets of $32.2 million in fiscal 2014, the impairment of goodwill of $685.7 million and an IPR&D asset of $46.0 million in fiscal 2018, the impairment of intangible assets and equipment of $685.4 million in fiscal 2019 and the impairment of intangible assets and equipment of $30.2 million in fiscal 2020. The impact of the intangible asset impairment charges is reflected net of tax

As of
March 26, 2022
Net Leverage Ratio:

Total principal debt	$3,098.7
Total cash	(2,290.8)
Net principal debt, as adjusted	$807.9
EBITDA for the last four quarters	$2,514.8
Net Leverage Ratio	0.3

Other Supplemental Information:
	Three Months Ended		Six Months Ended
	March 26, 2022	March 27, 2021	March 26, 2022	March 27, 2021

Geographic Revenues
U.S.	69.1%	69.2%	69.0%	70.0%
Europe	20.3%	21.9%	20.1%	21.4%
Asia-Pacific	7.6%	5.9%	7.9%	5.7%
Rest of World	3.0%	3.0%	3.0%	2.9%
Total Revenues	100.0%	100.0%	100.0%	100.0%

Contacts

Ryan Simon
Vice President, Investor Relations
Ryan.Simon@hologic.com
(858) 410-8514

Francis Pruell
Director, Investor Relations
Francis.Pruell@hologic.com
(508) 263-8628